Exhibit 10.8

                                         InterOffice (Superholdings) Corporation



                               OPTION TO PURCHASE


     THIS OPTION TO PURCHASE (the "Agreement") made this ____ day of May, 1998 by and between Reckson Management Group, Inc., having an address at 225 Broadhollow Road, Melville, New York 11747 ("Seller") and Reckson Service Industries, Inc., having an address at 225 Broadhollow Road, Melville, New York 11747 ("Purchaser").

     WHEREAS, Purchaser desires to acquire an option to purchase all of the Seller's right, title and interest in Interoffice (Superholdings) Corporation (collectively the "Interest"); and

     WHEREAS, Seller desires to grant to Purchaser an option to purchase the Interest;

     NOW, THEREFORE, in pursuance of said agreement and in consideration of the sum of [Ten Dollars ($10.00)] and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Seller hereby grants to Purchaser an option, upon the terms and conditions hereinafter set forth (the "Option"), to acquire the Interest. The Option may be exercised by Purchaser in the manner hereinafter set forth from the date hereof through and including the fifth (5th) anniversary of the date hereof (the "Option Period"). In the event Purchaser elects to exercise the Option, it shall give written notice thereof to Seller (the "Option Notice"), which Option Notice must be received by Seller on or before the expiration of the Option Period. In the event that the Option Notice is not delivered to Seller on or prior to the expiration of the Option Period, the option shall be terminated and of no further force and effect and neither party shall have any further rights or liabilities under this paragraph. In the event the Option Notice is delivered to Seller prior to the expiration of the Option Period, then the Contract of Sale attached hereto as Exhibit A (the "Contract of Sale") shall be deemed a binding agreement, dated the date of actual receipt by Seller of the Option Notice, between Seller and Purchaser without the need for execution thereof.

     2. Seller may not sell or otherwise transfer the Interest to any party other than Purchaser.

     3. All notices hereunder shall be in writing and may be given either by (a) federal express or other nationally recognized overnight courier or (b) hand delivery, in each case to the Seller or Purchaser, as applicable, at the address first set forth above. Notices shall be deemed given one day after posting, if given pursuant to (a) above or upon delivery, if given pursuant to (b) above.

     4. Time shall be of the essence with regard to all notices given hereunder.

     5. All matters relating to the operation, construction or interpretation of this Agreement shall be governed and determined by the internal laws of the State of New York, without giving effect to the principles of conflicts of laws.

     6. Unless specifically provided herein, no failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy upon a breach thereof shall constitute a waiver of any such breach of any other covenant, agreement, term or condition set forth herein. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument. No waiver shall affect or alter the remainder of this Agreement but each and every covenant, agreement, term and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach.

     7. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No covenant, representation or condition not expressed in this Agreement shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.

     8. This Agreement may not be assigned, transferred or conveyed by Purchaser to any person(s) or entity without the prior written consent of Seller.

     9. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs or successors and permitted assigns.

     10.  No  provision  of  this  Agreement  is  intended,   nor  shall  it  be
interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, stockholder, partner, director, officer or employee of any party hereto or any other person or entity.

     11. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by Purchaser to effect such replacement.

     12. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in New York (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled under this Agreement or otherwise at law or in equity.

     13. In connection with any litigation or a court proceeding arising out of this Agreement, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorneys' fees and costs whether incurred prior to trial, at trial, or on appeal.


     IN WITNESS WHEREOF, Seller and Purchaser have executed this Agreement the day and year first above written.

                                RECKSON MANAGEMENT GROUP, INC., Seller


                                By:  ___________________________
                                     Name:
                                     Title:


                                RECKSON SERVICE INDUSTRIES, INC.,
                                  Purchaser


                                By:  ___________________________
                                     Name:
                                     Title:
                                                                       EXHIBIT A
                                                                       ---------


     THIS  CONTRACT  (the  "Contract")  dated as of ________  __,  199_  between
RECKSON MANAGEMENT GROUP, INC., having an address at 225 Broadhollow Road, Melville, New York 11747 ("Seller") and RECKSON SERVICE INDUSTRIES INC., having an address at 225 Broadhollow Road, Melville, New York 11747 ("Purchaser").

     In consideration of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Seller and Purchaser hereby agree as follows:

     ARTICLE 1. Sale of Premises and Acceptable of Title
                ----------------------------------------

     Section 1.01. Seller shall sell and convey to Purchaser, and Purchaser shall purchase from Seller, at the price and upon, the terms and conditions set forth in this Contract, all of its right, title and interest in Interoffice (Superholdings) Corporation (the "Interest").

     ARTICLE 2. Purchase Price and Acceptable Funds
                -----------------------------------

     Section 2.01. The purchase price ("Purchase Price") to be paid by Purchaser to Seller for the Interest shall be the Seller's cost in acquiring the Interests of [$13.8 million], plus interest at a rate of 8% per annum from January 27, 1998 (the date on which the Seller acquired the interest).

     Section 2.02. All monies payable under this Contract, unless otherwise specified in this Contract, shall be paid by wire transfer or other form of payment acceptable to the Seller.

     ARTICLE 3. The Closing
                -----------

     Section 3.01. Except as otherwise provided in this Contract, the closing of the purchase of the Interest pursuant to this Contract ("Closing") shall take place at the offices of Brown & Wood LLP, 56th Floor, One World Trade Center, New York, New York 10048 on or before the thirtieth (30th) day following the execution of this Contract as agreed by the parties at 10 a.m. ("Closing Date").

     ARTICLE 4. Representations and Warranties of Seller
                ----------------------------------------

     Seller represents and warrants to Purchaser as follows:

     Section 4.01. (a) Seller is the sole owner of, and has good and marketable title to, the Interest.

     (b) Interoffice (Superholdings) Corporation is a duly formed and validly existing corporation under the laws of [Delaware] and is duly qualified to transact business in each jurisdiction in which it is required to be so qualified;

     (c) Interoffice (Superholdings) Corporation has good title to all of its assets;

     (d) Since January 1, 1998, there has been no material adverse change in the
business,   assets,  or  business   prospects  of  Interoffice   (Superholdings)
Corporation;

     (e) Seller is a duly formed and validly existing corporation under the laws of New York State and has the full power, authority and legal right to execute and deliver this Contract and the instruments contemplated hereby and to observe and perform the provisions hereof;

     (f) the execution and delivery of this Contract, the consummation of the transactions provided for herein and the fulfillment of the terms hereof on the part of Seller will not result in a breach of any instrument to which Seller is a party or by which Seller is bound or of any judgment, decree or order of any court or governmental body or any law, rule or regulation applicable to Seller; and

     (g) Interoffice (Superholdings) Corporation is not now a party to any litigation or administrative or other proceedings, and Seller knows of no such litigation or proceedings or threatened litigation or proceedings.

     ARTICLE 5. Acknowledgements of Purchaser
                -----------------------------

     Section 5.01. Purchaser acknowledges that before entering into this Contract, Purchaser has made such examination of the Interoffice (Superholdings) Corporation, the operation, income and expenses thereof and all other matters affecting or relating to this transaction as Purchaser deemed necessary. In entering into this Contract, Purchaser has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by Seller or any agent, employee or other representative of Seller or by any broker or any other person or entity representing or purporting to represent Seller, which are not expressly set forth in this Contract, whether or not any such representations, warranties or statements were made in writing or orally.

     ARTICLE 6. Seller's Closing Obligations
                ----------------------------

     Section 6.01. At the Closing, Seller shall deliver stock certificates representing the Interest, if any, and shall cause the Purchaser's name to be reflected on the books and records of Interoffice (Superholdings) Corporation as the sole owner of the Interest.

     Section 6.02. Seller shall deliver a resolution of the board of directors of Seller authorizing the sale of the Interest contemplated herein and a certificate executed by the secretary or assistant secretary of Seller resolution.

     Section 6.03. Any other documents required by this Contract to be delivered by Seller.

     ARTICLE 7. Purchaser's Closing Obligations
                -------------------------------

     At the Closing, Purchaser shall:

     Section 7.01. Deliver to Seller the Purchase Price.

     Section 7.02. Deliver any other documents required by this Contract to be delivered by Purchaser.

     ARTICLE 8. Broker
                ------

     Section 8.01. Seller and Purchaser mutually represent and warrant that neither Seller nor Purchaser know of any broker who has claimed, or may have the right to claim, a commission or any similar finder's fee in connection with this transaction. Seller and Purchaser shall indemnify and defend each other against any costs, claims or expenses, including reasonable attorneys' fees, arising out of the breach on their respective parts of any representations, warranties or agreements contained in this Section. The representations and obligations under this Section shall survive the Closing or, if the Closing does not occur, the termination of this Contract.

     ARTICLE 9. Notices
                -------

     Section 9.01. All notices hereunder by either party to the other shall be sent by hand delivery or nationally recognized overnight delivery service, addressed to Seller and Purchaser at the addresses first set forth above. Notice shall be deemed given one day after posting if sent by nationally recognized overnight delivery service, or upon delivery if delivered by hand or facsimile transmission.

     ARTICLE  10.  Limitations  on  Survival  of  Representations,
                   -----------------------------------------------
                   Warranties, Covenants and other Obligations
                   -------------------------------------------

     Section 10.01. Except as otherwise provided in this Contract, the representations, warranties, covenants or other obligations of Seller set forth in this Contract shall survive until the last day of the twelfth calendar month following the Closing Date and no action based thereon shall be commenced thereafter.

     ARTICLE 11. Miscellaneous Provisions
                 ------------------------

     Section 11.01. This Contract embodies and constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior agreements, understandings, representations and statements, oral or written, are merged into this Contract. Neither this Contract nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

     Section 11.02. This Contract shall be governed by, and construed in accordance with, the internal laws of the State of New York without giving effect to the principles of conflicts of laws.

     Section 11.03. The captions in this Contract are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Contract or any of the provisions hereof.

     Section 11.04. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs or successors and permitted assigns.

     Section 11.05. As used in this Contract, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, as the context may require.

     Section 11.06. No provision of this Contract is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, stockholder, partner, director, officer or employee of any party hereto or any other person or entity.

     IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the date first above written.

                                  RECKSON MANAGEMENT GROUP, INC., Seller


                                  By:  ________________________________
                                       Name:
                                       Title:

                                  RECKSON SERVICE INDUSTRIES, INC.,
                                    Purchaser


                                  By:  ________________________________
                                       Name:
                                       Title: